ILTS, UK Ltd.

                                       and

                             IFT Management Limited



                  ILTS DATATRAK ON-LINE TURNKEY LOTTERY SYSTEM
                             U.K. CHARITABLE LOTTERY


                         FACILITIES MANAGEMENT AGREEMENT


                            CONTRACT NUMBER: _6296__

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                              UK CHARITABLE LOTTERY
                         FACILITIES MANAGEMENT AGREEMENT

This Facilities Management Agreement (herein referred to as "Agreement"), dated September 8, ___________, 1999 is entered into between ILTS UK Ltd., a United Kingdom corporation having offices at 6 Lodge Close, Cowley, Upbridge UB8, 2FS, England (herein referred to as "ILTS UK" or "Supplier") and IFT Management Limited, an English Corporation , (herein referred to as "IFT") for an on-line lottery system and associated terminals to be installed in Great Britain.

WHEREAS, IFT is a party to a contract under which it manages certain of the activities and affairs of InterLotto (UK) Ltd. ("Inter Lotto"), an organization granted a certificate by The Gaming Board for Great Britain to manage a society's lottery or a local lottery in pursuance to the Lotteries and Amusement Act of 1976, as amended by the National Lottery etc. Act 1993;

WHEREAS, IFT Leasing Limited ("IFT Leasing") has executed a turn key purchase agreement dated September 8_______________ , 1999 with International Lottery & Totalizator Systems, Inc. (ILTS) pursuant to which ILTS will provide IFT Leasing with Terminals, a Central System and Games ("Purchase Agreement"), which items IFT Leasing will lease to IFT for use for the Inter Lotto lotteries;

NOW THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound, IFT and ILTS UK agree as follows:

ARTICLE 1.0 INTRODUCTION

1.1 DEFINITIONS

     1.1.1 "Central Site" shall mean the site where the Central System shall be located.

     1.1.2 "Central System" shall mean Central System Hardware and Software in the Central Site.

     1.1.3 "Central System Hardware" and "Peripheral Equipment" shall mean a system with the required peripheral equipment necessary to operate the computerized lottery processing system.

     1.1.4 "Communications Network" shall mean a combination of goods and services, including but not limited to radio, telephone, satellite or other technologies and goods and services provided by local carriers, to form an on-line "real time" link between the Central System and the Terminals.

     1.1.5 "Effective Date" shall mean that date this Agreement is signed by duly authorized representatives of both parties.

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     1.1.6 "Games" shall mean the on-line lottery game software, which shall include a daily numbers game and a lotto type game.

     1.1.7 "Go-live Day" shall mean the date on which sales commence on the System, which date shall be agreed upon by IFT and ILTS, subject to
           Section 2.2 herein.

     1.1.8 "Retail Agents" shall mean those agents who have been authorized and entered into contracts as required for this purpose, at whose sites the Terminals are situated.

     1.1.9 "Software" shall mean, ILTS' DataTrak Central System and Communications Network software and firmware, or any third- party software and firmware which has been licensed to ILTS, as may be made available for the operation of the System during the Term of this Agreement and any extensions thereof, as such software may be modified by ILTS or said third party from time to time.

    1.1.10 "System" shall mean the lottery processing system provided by ILTS in accordance with the Purchase Agreement, comprised of equipment and Software as described in Section 1.2 (a).

     1.1.11 "Terminal" shall mean the ILTS XClaim terminal.


    1.1.12 "Installed Terminals" shall mean the number of ILTS terminals which are shown as 'active' (i.e. able to sell lottery tickets) on the ILTS DataTrak central system database at the end of the accounting week.

    1.1.13 "Weekly On-Line Net Sales" shall mean the total weekly on-line sales for all retailers, less cancellations.

    1.1.14 "Average Weekly On-line Sales" shall mean the Weekly On-Line Net Sales divided by the number of Installed Terminals at end of accounting week.

    1.1.15 "Critical Defect" means a defect that causes the system operation to be interrupted which requires a manual restart or a corruption of data which renders the total system unusable for the specified operation.

    1.1.16 "Major Defect" means a defect that causes erroneous calculated results or a required system functionality to be inoperable.

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1.2 SCOPE OF WORK TO BE PERFORMED

     (a) Commencing on the Go-live date, ILTS UK shall maintain and operate the System on behalf of IFT, all as more specifically set forth herein. Said System shall be comprised of the following:

         (i)   the Central System Hardware and Peripheral Equipment;

         (ii)  the number of Terminals as determined under the Purchase
               Agreement;


         (iii) the Communications Network (operational management); and,


         (iv)  the Software;

         all as more fully described in the Purchase Agreement.

     (b) ILTS UK shall provide IFT with the following services, as more specifically set forth herein:


         (i) operation of the System, including without limitation the operation of the Central System and the management of the Communications Network,


         (ii) training of Retail Agent trainers and provision of related documentation;

         (iii) installation of terminals at Retail Agents locations, and

         (iv)  hardware and software maintenance.


     (c) It is the intention of the parties that ILTS UK shall perform work and services reasonably required properly to operate System and this Agreement shall be construed accordingly.


     (d) ILTS UK shall perform the all services to be provided under this Agreement in a professional and competent manner, consistent with standards in the trade for quality services.

ARTICLE 2.0 IMPLEMENTATION

2.1 CENTRAL SITE.. In coordination with ILTS UK, IFT will lease a Central Site and notify ILTS UK within forty-five (45) days of the Effective Date, which Central Site will be equipped and furnished in a manner mutually agreed upon by IFT and ILTS UK.

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2.2  START-UP INSTALLATION. ILTS UK shall cause the installation of the Central
     System and Peripheral Equipment at the Central Site, and the Terminals at locations of Retail Agents. The parties shall use their best efforts to implement the System in order that sales shall commence no later than one hundred eighty (180) days from the later of: (i) the date that ILTS UK receives the names and locations of a minimum of one thousand (1000) approved and appointed Retail Agents from IFT; or, (ii) the date that ILTS UK receives IFT's written approval of ILTS UK's Software specifications; or; (iii) the date upon which there is a Communications Network available to it to operate the System. ILTS UK shall install by the Go-live date at least eighty percent (80%) of those approved and appointed Retail Agents whose names have been received by ILTS UK on the date set forth in paragraph (i) above.

     No later than ninety (90) days after the Go-Live date, IFT shall supply ILTS UK with the names of the remaining approved Retail Agent locations representing the balance, if any, of the number of terminals, excluding spare terminals, ordered under the Purchase Agreement.

2.3 RETAIL AGENT LOCATIONS. ILTS UK and IFT shall mutually determine the criteria for the selection of Retail Agent locations, taking into account such factors as economic feasibility, the ability to meet minimum sales objectives, and the ability to make use of available physical and communications infrastructure. ILTS UK shall review those Retail Agents proposed for approval and appointment by IFT using the aforementioned criteria, and shall make recommendations to IFT regarding approval and appointment based upon that review. Notwithstanding the foregoing, the selection of Retail Agents shall be IFT's responsibility.

2.4 TRAINING. ILTS UK shall provide orientation training to IFT personnel and to Retailer Trainers concerning the operation of Terminals, including the provision of training material and Terminal operating manuals. Such training shall be performed in Great Britain at locations and times to be agreed upon by the parties. ILTS UK shall not be responsible for the travel and living expenses of IFT personnel or Retail Agents in connection with such training.

2.5 MARKETING LAUNCH SUPPORT. IFT shall purchase point-of-sale materials for each Retail Agent location at a minimum limit of US $25 per Retail Agent location.

ARTICLE 3.0 ILTS UK ON-GOING OPERATIONS

3.1 CENTRAL SITE. ILTS UK shall be responsible for staffing and operating the Central Site, and for providing, or causing to be provided, maintenance for all equipment contained therein, including, but not limited to, Central System Hardware and any communications equipment.

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3.2  COMMUNICATIONS NETWORK. ILTS UK shall be responsible for maintaining, or causing to be maintained, the Communications Network, and for coordinating with the necessary authorities for the maintenance of their portion of the Communications Network, if necessary. All costs, such as recurring monthly charges, new installation and maintenance, associated with the retailer communications network are the responsibility of IFT.

3.3 ON-GOING INSTALLATION. ILTS UK shall install additional Terminals, in site-ready locations, requested by IFT, in a timely manner. Additional terminals cost to IFT is reflected in the Purchase Agreement .


3.4 ON-GOING TRAINING. IFT or their designee shall provide training to new Retail Agents and refresher training to existing Retail Agents after Go-live concerning the operation of Terminals.


3.5 TERMINAL-MAINTENANCE. ILTS UK shall be responsible for providing, or causing to be provided, maintenance and repair of the Terminals including, but not limited to, providing for the operation of the Retail Agent help desk (HOTLINE), provision of field repair service, staffing, equipping and operation of a repair depot(s) and provision of depot(s) repair service. ILTS UK will accumulate and periodically provide to IFT, information on Retail Agent problem calls and their resolution. IFT will also promptly procure spare parts from ILTS upon submission of a purchase request by ILTS UK. IFT purchase and maintain a reasonable spare terminal complement for ILTS UK use.

3.6 CONSUMABLES. IFT shall provide and deliver, or cause to be delivered to Retail Agents, all on-line lottery ticket stock and play slips necessary to play the lottery games provided under the Purchase Agreement.

3.7 Access to On-line Lottery System. Through ILTS' DataTrak Central System Software package, ILTS UK shall provide IFT with access to information on the status of the System and the Retail Agent network, including periodic reports as agreed upon by the parties.

3.8 PHYSICAL ACCESS TO FACILITY. IFT and its agents will have access, as desired, to the facilities where the System is maintained. IFT will provide, in advance, notification to ILTS UK of those persons authorized to enter the facilities where the System is maintained. Unauthorized persons must be accompanied by IFT or ILTS authorized personnel.

3.9  SOFTWARE SUPPORT

     3.9.1 ILTS UK shall maintain an exact and up-to-date copy of the Software at its Great Britain software facility to be confirmed annually upon written request by IFT.

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    3.9.2 Following implementation of the System, ILTS UK shall make such
           Software modifications and enhancements, including new Games, as the parties shall agree upon in writing. For modifications and enhancements to existing software, ILTS shall charge standard rates. For new games or features, ILTS will provide IFT with a quotation based on defined requirements. but IFT shall bear all reasonable associated costs with such Software changes. ILTS UK shall provide Software modifications and enhancements as follows:


           (a) IFT shall use good faith efforts to consolidate its requests for Software enhancements and modifications. ILTS UK shall not, without its written consent, be required to develop or install more than one (1) new Software project at a time;

           (b) Upon receipt bby ILTS UKILTS UK from IFT of a written request for development of new Software or for Software modifications or enhancements, ILTS UK shall, within sixty (60) days from receipt of the written request, develop Game designs, specifications, procedures and pricing. Upon approval by IFT of said designs, specifications, and procedures and pricing, the parties shall within two (2) weeks set a mutually agreeable implementation schedule; and,

           (c) If any new, modified or enhanced Software provided in accordance with this Section 3.8 would require additional Central System, Terminal or other equipment or would overload the capacity of the Central System and/or Terminals, the reasonable cost of any such additional hardware and other costs to increase the capacity of the Terminals shall be the responsibility of IFT.


    3.9.3 ILTS UK shall maintain a 24-hour telephone software "Hotline" to a reasonable number of experienced ILTS software personnel so that any questions or problems relating to the Software can be addressed at any time.

    3.9.4 ILTS UK shall resolve any Software problems and related operation problems caused by Software malfunctions.

    3.9.5 IFT hereby acknowledges that the Software support services provided hereunder by ILTS UK shall only apply to: (i) the provision of Software and Software support services for hardware provided by ILTS under this Agreement; and, (ii) the provision of Software support services for ILTS Software or any third party Software provided by ILTS. The Software support services provided by ILTS UK shall not apply to any part of the ILTS Software which has been modified, altered, added to, adjusted or repaired by any unauthorized person and/or not in accordance with ILTS' express prior written approval.

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3.10  RELATIONS WITH RETAIL AGENTS

      3.10.1 ILTS UK will be responsible for developing and maintaining high quality effective relationships with all Retail Agents.

      3.10.2 In order to accomplish this objective, ILTS UK shall provide the following in order to develop and maintain high quality, professional, service-oriented, effective working relationships with Retail Agents:


              (a) Monitor and use its best efforts to minimize Retail Agents'
                  complaints about training, terminal operations and repair;

              (b) Provide for the operation of a Retail Agent help desk
                  (HOTLINE);

              (c) Conduct training programs during start-up for all ILTS UK or
                  ILTS staff working with Retail Agents for the purpose of developing professionalism, a service orientation, and excellent Retail Agent relations; and,

              (d) Establish an effective procedure for a Retail Agent to express complaints about ILTS UK HOTLINE operation, and training and services of and for ILTS UK to respond to such complaints.


3.11 CONSULTATION SERVICES. At the request of IFT, ILTS and/or ILTS UK shall provide consultation services to IFT as reasonably requested in connection with IFT's efforts of enhancing sales.


ARTICLE 4.0 RESPONSIBILITIES


4.1 AUTHORIZATION TO SIGN AGREEMENT AND CONDUCT LOTTERY. IFT warrants that: (i) it is authorized to enter into and execute this Agreement; (ii) the persons executing this Agreement on behalf of IFT are authorized to do so; and (iii) Inter Lotto holds a certificate of authority to conduct a lottery in the United Kingdom. IFT shall maintain its operating agreement with Inter Lotto at all times during the term hereof.

4.2 RETAIL AGENTS. IFT shall be responsible for selecting and appointing Retail Agents, both at implementation of the System and on an on-going basis. IFT shall use its best efforts to provide ILTS UK with the names and locations of at least twoone thousand five hundred (21,5000) approved and appointed Retail Agentss , within at least ninetysixty (960) days following the Effective Date.

4.3 RETAIL AGENT SITES. IFT shall require Retail Agents to prepare and maintain retail Terminal sites in accordance with reasonable ILTS UK retailer site preparation and installation specifications, including but not limited to installation of all specified power and Communication Network hookups, whether telephone or radio related.

4.4 AUTHORIZATIONS. In the event that it is or shall become required by law, the parties shall cooperate as necessary in registering this Agreement with any required governmental entities in Great Britain and in obtaining any other governmental and other third party authorizations as may be required in order that ILTS UK may remit any amounts paid to it hereunder out of Great Britain or convert any such funds, in whole or in part, to United States dollars in a timely manner.

4.5 DRAWINGS. IFT shall be responsible for all activities in connection with conducting winning number draws, including but not limited to game close procedures, acquiring such equipment, services and other materials as may be required to conduct such draws and broadcast on radio/television or publish, winning numbers drawings in conjunction with the on-line lottery Games, and disseminate winning numbers information.

4.6 PERSONNEL AND FACILITIES. ILTS UK shall maintain personnel and resources in order to perform its obligations under this Agreement and in connection with the operation of the on-line lottery processing system in a timely manner.

4.7 COLLECTION AND SETTLEMENT. As between IFT and ILTS UK, IFT shall be responsible for all matters relating to collection of funds from Retail Agents, including all collection procedures. ILTS UK shall provide IFT or their designee with bank settlement (EFT) tapes on a timely basis for collection of funds from retailer accounts. IFT agrees that ILTS UK shall be paid all compensation owed in accordance with Article 5 hereof regardless of whether IFT has collected all amounts due from the Retail Agents.

ARTICLE 5.0 COMPENSATION

5.1 In consideration for the on-line lottery management services provided hereunder by ILTS UK, IFT shall pay ILTS UK a Facility Management Fee as set forth in Attachment A hereto. The compensation set forth in Attachment A is exclusive of applicable tax. All payments made to ILTS UK under this Agreement shall be paid in British Pounds.

5.2 ILTS UK shall submit a weekly invoice to IFT following the close of ILTS UK's operating week, which ILTS UK shall define prior to the Go-live day. Said invoice shall indicate the amount of compensation and applicable tax due in accordance with Section 5.1 hereof. IFT shall pay the amount set forth in the invoice within five (5) business days of receipt of the invoice.

5.3 Payments made by IFT hereunder shall be by wire transfer to a bank, which shall be designated by ILTS UK in writing, or by such other means as may be acceptable to ILTS UK.

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5.4 If IFT Payments past due thirty (30) days will bear a late charge fee at the rate of one and one-half percent (1.5%) per month or portion thereof accumulative. Payment is deemed to have been effected on the day when Supplier's bank account has been credited with the payment.


5.5 ILTS UK shall be entitled to a cost-of-living increase in fees at each anniversary year of the Agreement. This increase will apply only to the Fixed Weekly Fee in effect at that time . The index used will be a UK standard mutually agreed upon by both parties.

ARTICLE 6.0 TERM AND TERMINATION

6.1 TERM. This Agreement shall become effective on the Effective Date and shall expire eight (8) years from the Go-live day ("Term") and shall continue for successive one-year renewal periods unless one party notifies the other party one hundred twenty days (120) prior to the end of the initial term or of a successive term of its intent not to continue the Agreement for a successive term.

6.2 TERMINATION.

6.2.1 IFT may terminate this Agreement if:

      (a) ILTS or ILTS UK should enter into liquidation or receivership, or be declared bankrupt, or enter into any composition or similar arrangement with its creditors, said termination to take effect immediately upon receipt of written notice of termination; or,

      (b) ILTS UK breaches a material provision of this Agreement and fails to cure such breach within forty-fivesixty (4560) days after receipt by ILTS UK of written notice specifying such breach; or,

      (c) In accordance with Schedule 2, Section 2.2 of the Purchase Agreement, if IFT Leasing declines acceptance of the System and terminates the Purchase Agreement; or

      (d) If IFT Leasing terminates the Purchase Agreement under Section 17.1 of the Purchase Agreement.


6.2.2 ILTS UK may terminate this Agreement if:


      (a) IFT fails to maintain its contract with InterLotto or InterLotto ceases to have authorization to operate a computerized lottery, including but not limited to the on-line Games contemplated by this

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          Agreement. If the cessation of authorization is reasonably curable, termination will take effect if IFT fails to effect a cure within forty-fivesixty (4560) days after written notice to ILTS UK; otherwise, such termination to take effect immediately upon the receipt by IFT of written notice thereof;


      (b) IFT should enter into liquidation or receivership, or be declared bankrupt, or enter into any composition or similar arrangement with its creditors, said termination to take effect immediately upon receipt IFT of written notice of termination by, or;

      (c) IFT breaches a material provision of this Agreement and fails to cure such breach within sixty (60) days after receipt by IFT of written notice specifying such breach.


          6.2.3 In the event of termination of this Agreement by either partyILTS UK, the terminating party ILTS UK may cease its performance hereunder and may:

          (i) recover from the other party IFT the unpaid balance of all sums due under this Agreement as of the date of such termination;

          (ii) recover from the other party IFT any damages due to the default, including but not limited to its reasonable attorneys' fees and judicial costs incurred in enforcing its rights hereunder; and,

          (iii) terminate the other party's rights under this Agreement. Upon the default of IFT, ILTS UK shall have such other and further remedies and rights as may be available at law or in equity by reason of such default.

ARTICLE 7.0           EXCLUSIVITY AND CONFIDENTIALITY

7.1 EXCLUSIVITY. For so long as this Agreement remains in effect:

      (a) ILTS UK shall not supply or provide computer software, management, facilities or related services to any person or entity other than IFT for or in connection with the conduct of a lottery or similar gaming programs (not including sports betting such as horse racing or football) anywhere in England, Scotland and Wales, andthe United Kingdom;


      (b) IFT shall not obtain computer software, management, facilities or related services (which are available or reasonably can be made available from ILTS UK) for or in connection with the conduct of lottery or similar gaming programs anywhere in England, Scotland and Walesthe United Kingdom from any person or entity other than ILTS UK.

7.2 CONFIDENTIALITY. As used herein, "Confidential Information" means all information (including, without limiting the foregoing, all engineering, programming and other technical and commercial information and know-how, sales contacts and marketing strategy) directly or indirectly disclosed by one party to the other pursuant to or in connection with this Agreement (including, without limiting the foregoing, any negotiations preceding this Agreement), provided that said information is descriptive of or used or useful in connection with the creation, development, modification, production, testing, maintenance, marketing or other use of confidential information. "Confidential Information" as defined herein shall not include information, which is:

      (a) widely known to the public or within the computer and/or gaming industries, without any fault of the party to whom it is disclosed (for the purposes of this Section 6.1), the "Recipient"); or,

      (b) already known to the Recipient at the time that said information is disclosed to the Recipient by the party owning or disclosing the information (for the purposes of this Section 6.1, the "Discloser"), provided that said knowledge is documented by records in the Recipient's possession predating such disclosure.


7.2.1 Each Recipient hereby acknowledges that all Confidential Information is vital to the Discloser's business and success. Therefore, each Recipient agrees that it shall at all times keep all Confidential Information in the strictest of confidence. Each Recipient further agrees that it shall never disclose, indirectly, in whole or in part, alone or in conjunction with others, any Confidential Information to anyone, other than to that Recipient's employees with a need to know such Confidential Information for purposes contemplated by this Agreement.

7.2.2 Each Recipient further agrees that neither that Recipient nor any Recipient employee shall in any way (directly or indirectly, in whole or in part, alone or in conjunction with others) disclose, use or copy in any medium, any Confidential Information without the Discloser's prior specific written authorization.

7.2.3 Each Recipient shall take all reasonable measures to protect the confidentiality of Confidential Information. Without limiting the foregoing, each Recipient shall employ security measures and a degree of care regarding Confidential Information which are at least as protective as those employed by that Recipient regarding its own proprietary property and confidential information.

      The provisions of thisis Section Article 7.2 0 shall survive the termination or expiration of the Agreement for aa five (5) year period.

ARTICLE 8.0 CUSTOMER'S REMEDY

If for any reason other than a breach of contract by IFT, ILTS fail or cease to provide services to be provided in this Agreement in a manner which prevents IFT from conducting lottery operation in the manner contemplated by this Agreement in a material respect, IFT shall retain the right to terminate this Agreement and to use the equipment, facilities, software, and documentation for those items owned by ILTS and which are necessary to provide contractual services and to recover damages from ILTS UK, subject to the terms and limits of this Agreement. Said right shall be limited to the right of IFT to possess and make use of such solely for the use and benefit of IFT in maintaining, altering and improving the operational characteristics of the programs and systems being used under the contract. In such an event, all software programs, documentation, operating instructions, facilities, hardware, and the like, including modifications or alterations thereof, shall be kept in confidence and shall be returned together with all copies to ILTS upon termination of the Facilities Management Agreement term.

If there has been a determination, mutually agreed upon by IFT and ILTS, that continuity of ILTS' operations are in jeopardy and this provision may be applicable, ILTS shall provide training to IFT in the operation of the System, at IFT's request.

ARTICLE 9.0 FORCE MAJEURE

9.1 Each party shall not be liable for any delay in performing any obligation hereunder for any cause beyond its reasonable control, including but not limited to strike and labor disputes, accidents, war, invasion, riot, rebellion, civil commotion, insurrection, any act (including without limitation any injunctive or restraining act) or judgement of any court granted in any legal proceeding, fire, wind, lightning, explosion, act of government or faults or delays by subcontractors to provide service due to circumstances such as those cited above but not including increased costs ("Force Majeure"). Notwithstanding the foregoing, it shall not be deemed to be Force Majeure if any of the events set forth in Section 6.2.2 (a) herein occur.

9.2 If either party is delayed in performance due to Force Majeure, it shall as soon as possible give the other party written notice of its claim for an extension of time. The other party shall grant reasonable extension (s) of time for completion of this Agreement or any part thereof, provided that all reasonable action has been taken by the delayed party to prevent such delay from extending the time for completion of the delayed party's obligations hereunder.

ARTICLE 10.0 GENERAL

10.1 COMPLIANCE. Each party hereby agrees that it shall neither offer to make nor authorize any offer or payment directly or indirectly to any person who is an official, member, employee or agent of the government of the United Kingdom, or of any municipality or instrumentality thereof ("Government"), for the purpose of inducing such person to (a) use his influence with such Government or (b) fail to perform his official functions, in either case to assist any party or in obtaining or retaining business for or with, or directing business to any person, or influencing legislation or regulations of the Government. Each party agrees that its activities under this Agreement may be subject to the laws of the United States and the United Kingdom, and that it shall comply fully with such laws as may be applicable.

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10.2  COOPERATION OF THE PARTIES. The parties agree to cooperate fully, to act reasonably, to work in good faith and to mutually assist each other in the performance of this Agreement, it being mutually understood that it is to be benefit of both parties that this Agreement be as profitable as possible for each party. The parties shall meet from time to time upon the reasonable written request of either to confer, in good faith, amicably and in a businesslike manner with respect to fulfilling this Agreement and resolving any problems which may arise.

10.3 RELATIONSHIP OF PARTIES. The parties to this Agreement are and will be acting in their individual capacities and not as agents, employees, partners, joint venturers or associates of one another. The employees or agents of one party shall not be deemed or construed to be the employees or agents of the other party for any purpose whatsoever.

10.4 Liability. ILTS UK shall never be liable for special, indirect or consequential damages or any damages whatsoever resulting from loss of use, data or profits, arising out of or in connection with this Agreement or the use of performance of the System, whether in an action of contract, tort (including negligence) or otherwise. The provisions of Articles 13.0 and 14.0 of the Purchase Agreement relating to indemnities, limits of liability and remedies are incorporated in this Agreement for the term of this Agreement.

10.5 This Agreement and the related Purchase Agreement embody the entire agreement between the parties and supersede in their entirety all previous understandings, agreements, and representations between the parties, oral or written with respect to the subject matter hereof. This Agreement may not be amended or modified except by an instrument in writing duly executed on behalf of the parties. Any waiver of any breach of this Agreement shall be limited to the particular instance and shall not operate or be deemed to waive any future breach. Any representation or statement not contained in this Agreement shall not be binding as a warranty or otherwise.

10.6 CONTROL PROCEDURE. Changes to this Agreement will be controlled, documented, defined and implemented utilizing a consistent process and form to be mutually agreed upon between IFT and ILTS UK.

10.7 ASSIGNMENT. This Agreement shall not be assigned by either party without the prior written consent of the other party. Notwithstanding the foregoing, it is agreed that either party may assign its rights and obligations under this Agreement ("Assignor") to one of its subsidiariesaffiliates authorized to do business in Great Britain (the "Assignee"), provided that:

      (a) The full and faithful performance by the Assignee of its obligations under the Agreement in accordance with the terms and conditions of the Agreement shall be unconditionally guaranteed by the Assignor. In the event of a failure of the Assignee to perform any obligations under this Agreement, the Assignor shall immediately perform such obligations, and;

      (b) The non-assigning party shall receive copies of all documentation evidencing such assignment.

10.8 Notices. Any notice given hereunder shall be deemed sufficient if given in writing by a party to the other party, to the attention of the Chief Executive Officer (or such other individual as a party may designate in writing), of such party in either case directed to the addresses set forth in Section 9.14 of this at the head of this Agreement (or such other notice as either party may specify using like notice), and shall be deemed delivered and received upon actual receipt, or twenty-four (24) hours after dispatch by facsimile transmission, with receipt of facsimile confirmation, provided that an original copy of said notice is mailed by registered mail no later than the next business day following dispatch by facsimile.

10.9 Severability. The parties acknowledge that the provisions contained herein(including without limitation any relating to Confidential Information) are required for the reasonable protection of the business interests of the parties. The illegality, invalidity or unenforceability of any provision of this Agreement under any applicable law shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision, and to this end the provisions hereof are declared to be severable.

10.10 AMENDMENT. Each of the parties agrees that this Agreement will be amended to the extent necessary to comply with all governmental laws, regulations and directives.

10.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of England and Wales. The venue for any proceeding brought to enforce or interpret this Agreement shall be in the appropriate tribunals in London, England, and the parties to this Agreement consent to the jurisdiction of those tribunals. The provisions of the United Nations Convention on Contracts for the International Sale of Goods is applicable to this Agreement.

10.12 HEADINGS. Section headings of this Agreement are for convenience only and shall neither form a part nor affect the interpretation hereof.

10.13 AUTHORIZATION TO EXECUTE AGREEMENT. Each party has full power and authority to enter into and perform this Agreement, and the person signing this Agreement on behalf of each party has been properly authorized and empowered to enter into this Agreement. Each party acknowledges it has read this Agreement, understands, and agrees to be bound by it.

      IFT Management Limited               ILTS UK Ltd.
      c/o Richards Butler                  c/o International Lottery &
      Beaufort House                       Totalizator Systems, Inc.
      15 St. Botolph Street                2131 Faraday Avenue
      London, England  EC 3A 7EE           Carlsbad, California
                                           United States of America

      James W. Fox                         M. Mark Michalko
      ------------------------             -----------------------------
      Signed                               Signed



      James W. Fox                         M. Mark Michalko
      ------------------------             -----------------------------
      Printed Name                         Printed Name



      President                            President
      ------------------------             -----------------------------
      Title                                Title

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